Exhibit 16.2

June 30, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Stevens Resources, Inc.’s Form 8-K dated June 30, 2011, and have the following comments:

1.   We agree with the statements made in Item 4.01.
2.   We have no basis on which to agree or disagree with the statements made in Item 4.01.

Yours truly,

/s/ Goldman Kurland and Mohidin, LLP

Goldman Kurland and Mohidin, LLP
Encino, California

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880    Encino, CA 91436
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